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                                                                   EXHIBIT 10.30

                               AVANEX CORPORATION
                          LICENSE AND SUPPLY AGREEMENT

        This License and Supply Agreement (the "Agreement") is made and entered into by and between Avanex Corporation, a California corporation with principal offices at 42501 Albrae Street, Fremont, California 94538 ("Avanex"), and Concord Micro-Optics, Inc. a California corporation with principal offices at _____________________________ ("CMI"). The parties hereby agree as follows:

        1. Scope. In order to avoid repetitive negotiations, this Agreement shall apply to all purchase orders placed by Avanex and accepted by CMI (or the JV Co., as defined below) during the Term (as defined below) for the Products described in Exhibit A attached hereto ("Product(s)"), as such Exhibit may be amended from time to time to add products upon the mutual agreement of the parties. This Agreement shall apply to all current or future divisions, subsidiaries, affiliates, locations and operations of Avanex, wherever located. It is acknowledged and agreed by the parties that as soon as practicable after the execution of this Agreement, CMI will establish and control a Sino-foreign joint venture company in Tianjin, China (the "JV Co.") organized under the laws of the People's Republic of China ("PRC") and that CMI shall, within ten (10) days of the establishment of the JVCo, cause the JV Co. to execute, and its board of directors to ratify, the Acknowledgment and Agreement, in the form set out in Exhibit B attached hereto, pursuant to which the JV Co. shall become a party hereto. CMI and the JV Co. shall be jointly and severally liable for all obligations of CMI contained herein.

        2. Term. The term of this Agreement shall commence upon execution of this Agreement by Avanex and CMI (the "Effective Date") and shall continue for [*](the "Initial Term"). Subject to a maximum aggregate of [*]), this Agreement shall be automatically renewed for additional [*] (the "Extended Term") unless either party gives written notice of termination at least [*] before the end of the Initial Term or any [*] thereof or unless sooner terminated in accordance with the provisions hereof (collectively the "Extended Term"). "Term" shall mean the Initial Term and the Extended Term, if applicable.

        3. Terms and Conditions.

                (a) This Agreement contains the exclusive terms and conditions which apply to all purchases, notwithstanding any purchase order, acknowledgment or other business forms transmitted by CMI, the JV Co. or Avanex. All CMI and JV Co. acknowledgments and invoices must reference this Agreement and the applicable Avanex purchase order.

                (b) This Agreement does not constitute a purchase order. Purchases hereunder shall be made only by Avanex's purchase orders issued by Avanex's purchasing department. Avanex shall be liable under this Agreement only for those Products covered by such purchase orders. [*]

        4. Products and Prices.



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                (a) The Products covered by this Agreement and the prices for such Products are as specified in Exhibit A. Prices are set forth in United States Dollars.

                (b) CMI represents that to the best of its knowledge this Agreement does not violate provisions of the Robinson-Patman Act.

                (c) [*]

                (d) The prices set forth in Exhibit A are inclusive of any and all applicable taxes including any PRC and U.S. federal, state and local VAT sales, use and like taxes and any such applicable taxes shall be detailed on CMI's invoice. If Avanex complies with the U.S. statutory resale tax certificate requirements of states where appropriate, no sales, use or like taxes shall be included in the price.

                (e) The parties agree that any new or modified Products will be priced based upon assumed volumes and complexity factors employed in the pricing model of that Product that most closely resembles the new or modified Products to be priced.

        5. F.O.B. Point. Unless otherwise specifically provided on the face of the purchase order, Products shall be delivered on an F.O.B. destination basis to the Avanex's designated plant in Fremont, California, at which time title shall pass to Avanex. CMI shall insure and ship such items at Avanex's expense. Orders which are to be drop shipped to Avanex's customers will be designated on the purchase order as F.O.B. CMI, at CMI's manufacturing facility. Avanex will specify carrier, insurer and freight terms.

        6. Invoices.

                (a) Upon shipment of Products ordered, CMI will submit to Avanex an invoice showing invoice number and date, remit to address, the purchase order number, Avanex part number and revision, quantity of each Product, unit prices, each applicable tax and extended totals.

                (b) Avanex shall pay each invoice by the later of:

                        (i) Payment Due Date which is defined as thirty (30) days after the receipt of invoice, or

                        (ii) thirty (30) days after receipt of the shipment.

        7. Ordering and Delivery.

                (a) Avanex shall provide CMI with a non-binding rolling [*] forecast on a [*] basis of the quantity of each Product desired. Actual Avanex orders shall be submitted by telecopier or in writing on Avanex's standard purchase order form and shall



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specify the purchase order number, Avanex part number for each Product, quantity of Product desired, the locations to which the Product is to be delivered, and the date or dates desired for delivery of the ordered Product to such locations.

                (b) CMI agrees to accept each order for the full quantity of Product ordered. After receipt of an order from Avanex, CMI shall notify Avanex within seventy-two (72) hours if CMI cannot meet the desired delivery date(s) and will propose alternative delivery date(s). If, within seven (7) business days after notification of any proposed alternative delivery date(s), Avanex does not notify CMI of Avanex's rejection of CMI's alternative delivery date(s), or otherwise reach agreement with CMI on the agreed delivery date, then the order shall be considered confirmed with the alternative delivery date(s) becoming the agreed delivery date. CMI's failure to so notify Avanex shall constitute CMI's agreement to Avanex's desired delivery date(s), which will then become the agreed delivery date. CMI shall send Avanex a formal written acknowledgment of each Avanex purchase order within five (5) business days. All delivery dates and the terms "deliver" and "delivery" as used herein, shall refer to delivery to Avanex's designated plant in Fremont, California, or in the instance of any order to be drop shipped to Avanex's customer, delivery by CMI to the freight carrier specified in such order, or if no carrier is specified, to the carrier selected by CMI.

                (c) Notwithstanding anything set forth above to the contrary, all Avanex requested delivery dates providing the minimum number of business days lead time specified in Exhibit A of this Agreement for a Product (the "Lead Time") shall be the Agreed delivery date. The Lead Time set forth on Exhibit A may be adjusted by CMI: (i) upon thirty (30) days written notice with respect to increases in Lead Times; or immediately upon written notice to Avanex with respect to decreases in Lead Times. CMI agrees to use its best efforts to minimize the Lead Times set forth on Exhibit A.

                (d) CMI shall meet the agreed delivery dates and understands that time is of the essence with respect to its performance of its obligations hereunder. CMI agrees that its obligations to use its best efforts include an obligation to diligently monitor its performance against its delivery obligations hereunder and agrees that any failure to perform such monitoring obligations shall constitute a material default of this Agreement.

                (e) CMI agrees to maintain safety stock of component parts for the quantities of Products set forth on Exhibit C hereto as amended by Avanex from time to time by written notice to CMI.

                (f) Certain long lead time components (the "Long Lead Components") are set forth on Exhibit D. Avanex shall update Exhibit D from time to time by written notice to CMI. CMI agrees to use Avanex's forecast of Products volumes and its material planning system to calculate the quantities of such Long Lead Components which should be ordered in advance of Avanex's issuance of a purchase order for Products hereunder in order for CMI to meet the Lead Times set forth on Exhibit A. CMI shall prepare a report setting forth the quantities of such Long Lead Components which must be ordered, the quantities already on order in advance of Avanex's issuance of purchase orders.

        8. Avanex Requested Changes.

                (a) Avanex may, at any time, make changes in writing to any of the following:

                        (i) applicable drawings, designs or specifications,

                        (ii) method of shipment or packing, and



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                        (iii) place of delivery.

If the change causes an increase in the cost or the time required by CMI for performance of any purchase order issued under this Agreement and CMI so notifies Avanex in writing, then if Avanex wishes such change to be made, an equitable adjustment will be made in the price or delivery schedule or both and the Agreement and/or any applicable purchase order will be modified accordingly in writing. With respect to rework orders, the parties shall negotiate in good faith to determine the price of such changes. Claims by CMI for adjustment due to an Avanex change order must be made within fifteen (15) days from the date of CMI's receipt of the change order; such period may be extended upon the written approval of Avanex.

                (a) If Avanex decides to cancel any definitive purchase order, Avanex must give CMI forty-five (45) days' notice before CMI's committed delivery date. If the time period remaining between the then current date and CMI's committed delivery date for a Product is less than forty-five (45) days, Avanex must pay CMI [*] of the canceled amount.

                (b) If the time period remaining between the then current date and CMI's committed delivery date for a Product is more than forty-five (45) days, then Avanex may with respect to each purchase order and at no charge make any changes to delivery dates and unit quantities for such Product.

        9. Over Shipments. Avanex will pay only for maximum quantities ordered, unless Avanex has issued a change order authorizing an over shipment prior to such delivery by CMI.

        10. Early Shipments and Late Shipments. For Products delivered five (5) or more days before or seven (7) or more days after the agreed delivery date, Avanex may:

                (a) Return such Products to CMI (or to the JV Co., as the case may be) freight collect,

                (b) Accept such Products with payment based upon the agreed delivery date and not the date of receipt by Avanex, or

                (c) In the event of late shipments, charge CMI (or the JV Co., as the case may be) a late delivery fee equal to [*] of the agreed delivery amount for each full week of delay.

        11. Modifications to Agreed Delivery Dates. CMI shall at all times use its best efforts to deliver the unit quantity of Products to be delivered to Avanex on the agreed delivery date. If, after employing such best efforts, CMI first determines that it will be unable to deliver the unit quantity of Products to be delivered to Avanex on the Agreed delivery date, then CMI shall notify Avanex within twenty-four hours of such determination, and the parties will negotiate in good faith new agreed delivery date, predicated on CMI's continued use of such best efforts, for such Product(s). Any partial deliveries resulting from such re-scheduling shall be separately invoiced by CMI and paid for by Avanex without regard to subsequent deliveries.

        12. [*]



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        13. Packing, Shipping Documents and Markings.

                (a) Shipping materials and practices must meet or exceed general industry standards and must be adequate to protect the Products from damage, contamination, or degradation during shipment and during unpacking at the destination. Electrostatic Discharge (ESD) protection must extend to intermediate container level. Intermediate containers shall contain no loose packing materials or Styrofoam.

                (b) Shipments of Product having multiple date codes at the intermediate container level must have the unit containers organized to afford easy identification and separation, Therefore:

                        (i) unit containers may not contain mixed date codes;

                        (ii) intermediate containers may not contain more than two (2) date codes; and

                        (iii) shipments may not contain more than five (5) date codes.

                (c) Intermediate containers shall be marked with a label on the end listing:

                        (i)     CMI's name, part number, part description;

                        (ii) total quantity of Product in the container, date code(s) by quantity; and

                        (iii)   Avanex's part number and purchase order number

                (d) The maximum acceptable weight for the shipping container is 45 pounds. Skids or pallets must be used with containers that are unsuitable for manual handling.

        14. Acceptance and Quality.

                (a) Avanex may inspect the Products, materials and components held by JV Co. for Avanex at JV Co.'s facilities during JV Co.'s regular business hours. Avanex and its representatives shall observe all reasonable security and handling measures of the JV Co. while on JV Co.'s premises.



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                (b) CMI covenants to Avanex that Products sold to Avanex will meet or exceed Avanex's product qualification requirements. Subject to the provisions of Section 14(f) below, CMI will provide the following types of quality inspections in accordance with its own published manual and, when applicable, Avanex provided specifications, drawings and other such documentation:

                        (i)     incoming material inspections;

                        (ii)    in-process inspections;

                        (iii)   vendor control; and

                        (iv)    final inspection.

                (c) CMI may not make parts substitutions without the prior written approval of Avanex. CMI shall direct all such requests for parts substitutions to Avanex's Contract Administrator, as set forth below.

                (d) Avanex may inspect, and based upon the results of such inspection, reject or accept Products delivered hereunder in a reasonable period of time. Any Products rejected shall be returned to CMI (or JV Co.) upon Avanex's receipt of a return materials authorization ("RMA") for such return. CMI shall issue RMA numbers within two (2) business days. Avanex shall return Products in the original shipping container, if possible; otherwise Avanex shall use a similar shipping container and such container shall be marked with the RMA number. CMI shall repair or replace such rejected Products within five (5) business days. With respect to Products to be repaired or replaced, the date determined in the prior sentence shall be deemed an Agreed Delivery Date for purposes of this Agreement, subject to modification in accordance with Section 11 hereof.

                (e) Personnel designated by Avanex may freely communicate with designated personnel of CMI (or JV Co.) with respect to technical assistance and exchanges of information. Avanex's designated personnel shall, as reasonable, provide technical assistance and answer questions for JV Co. personnel from time to time, provided, however, that such communication shall not permit CMI to deviate from any of its obligations under this Agreement.

        15. End of Term Orders. Purchase orders placed by Avanex prior to the termination of this Agreement for which the Agreed delivery date are after the termination of this Agreement but not more than sixty (60) days after the end of this Agreement shall continue to be governed by the terms and conditions of the Agreement.

        16. [Intentionally Omitted]

        17. [Intentionally Omitted]

        18. Risk of Loss or Damage. CMI shall be responsible for any loss or damage to Product due to CMI's failure to properly preserve, package, or handle the Product. In addition, notwithstanding any prior inspection, and only with respect to Products delivered to Avanex's designated plant in Fremont,
California: (i) CMI will bear all risk of loss, damage or destruction to the ordered Products until delivery to Avanex; and (ii) CMI will also bear the risk of loss with respect to any Products rejected by Avanex and returned to CMI, except that Avanex will be responsible for any damage to rejected or unaccepted Product occasioned by the willful misconduct or negligence of its employees acting within the scope of their employment.

        19. Import/Export and Product Licenses.



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                (a) CMI shall provide all information under its control which is necessary or useful for Avanex to obtain any export or import licenses required for Avanex to ship or receive Product(s), including, but not limited to, U.S. customs certificates of delivery, affidavits of origin, and U.S. Federal Communications Commissions identifier, if applicable.

                (b) With respect to Product(s), each party shall comply with export laws enacted by its respective government, and the regulations thereunder.

                (c) CMI shall be solely responsible for obtaining any and all licenses required for production of Products in China, and CMI covenants to use its best efforts to obtain such licenses in a prompt manner. CMI shall be responsible for submitting executed versions of this Agreement to the relevant government authorities in the PRC for approval under the Regulations of the People's Republic of China for the Administration of Technology Import Contracts and for registration under the Provisional Measures for the Administration of Trade in Connection with the Import of Technology and Equipment. CMI shall promptly deliver to Avanex satisfactory evidence that the approval and registration have been obtained.

        20. New Process Inclusion. CMI agrees to keep Avanex informed of any new process(es) or improvements to existing process(es) involved in the production of Products.

        21. Qualification. CMI shall ensure that all Products delivered hereunder meet Avanex's Product and test specifications as set forth in Exhibit E and the Bellcore standard, as applicable. CMI shall ensure that the JV Co. shall receive ISO 9002 certification within [*] months of its establishment, but in no event later than [*]. CMI shall also ensure that the JV Co. complies with all PRC law in its operations including, without limitation, the Labor Law of the PRC and other employment regulations.

        22. Correlation. At Avanex's option, correlation of test programs/procedures between Avanex and CMI shall be completed prior to Avanex's first customer shipment ("FCS") of an Avanex product containing Product. In the event of a conflict between test results, Avanex's test method, programs and analysis shall prevail. Details and specific procedures of the correlation plan between Avanex and CMI will be as mutually defined and agreed to by the parties.

        23. Programs and Services. It is the intention of the parties hereto to negotiate in good faith and to enter into an agreement for the programs and services described hereunder.

                (a) Avanex wishes to develop with CMI a Dock to Stock Program. Such program shall be designed to supply Avanex with Products that meets established quality levels and to eliminate incoming inspection.

                (b) Avanex wishes to develop with CMI a Just In Time delivery program ("JIT"). The JIT shall be designed to supply Avanex with the Products at the time at which Avanex requires such Products so as to reduce the inventory which Avanex and/or CMI are required to retain in order to meet Avanex's Products needs.

        24. CMI's Communication and Report to Avanex. CMI shall establish an information infrastructure that allows Avanex freely assess the JV Co's cost, production and inventory information via electronic data exchange as soon as CMI commences production for Avanex. CMI shall prepare and deliver to Avanex a Quarterly Report containing the following information for each Product by ordering location:

                (a) Product;

                (b) quantity ordered during the quarter;



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                (c) total quantity shipped;

                (d) date of each shipment with quantity, dollar amount, ship to; and

                (e) quantity on back order.

Such Quarterly Reports shall be delivered to Avanex within thirty (30) days after the end of each calendar quarter during the term of this Agreement.

        25. Transfer of Information. In connection with this Agreement, Avanex shall provide CMI with information necessary to produce the Products. Such information transfer shall take place in the manner set forth in Exhibit F attached hereto. CMI acknowledges that all information to be transferred to it by Avanex pursuant to this Section 25 is Proprietary and Confidential Information (as defined below) of Avanex subject to the obligations of Confidentiality in Section 26.

        26. Confidential Information.

                (a) CMI acknowledges that information which Avanex may disclose to CMI (or JV Co.) in a tangible form marked "Confidential," "Proprietary" (or with similar legend), or that is disclosed orally and confirmed in writing as confidential within a reasonable time, comprises proprietary and confidential information of Avanex ("Confidential Information"). In addition, Confidential Information shall include all designs, engineering details, schematics, drawings, and specifications developed by CMI (or JV Co.) with respect to the Products. If Confidential Information is orally disclosed it shall be identified as such at the time of disclosure and a confirmation of the confidential nature of the information shall be sent to the CMI (or JV Co.) within thirty (30) days after the disclosure.

                (b) CMI agrees not to use Confidential Information or disclose, distribute or disseminate such Confidential Information to any third person except as expressly permitted under this Agreement or as expressly agreed in writing by Avanex. CMI agrees to restrict access to such Confidential Information to those employees, contractors or consultants of CMI or JV Co. who have agreed to be bound by and have duly executed a Confidentiality Undertaking in the form set forth in Exhibit G. CMI shall not use such materials at a location other than at the JV Co.'s registered address in Tianjin, China without Avanex's prior written consent. CMI agrees to establish adequate internal safeguards and otherwise use reasonable care in restricting the use and dissemination of any Confidential Information in order to protect against its unauthorized use or disclosure to any third party. CMI shall exercise the same degree of care to prevent unauthorized use or disclosure of the Confidential Information to others as it takes to preserve and safeguard its own confidential information, but in any event, no less than a reasonable degree of care.

                (c) CMI (or JV Co.) shall be permitted to disclose to any government, regulatory authority or court, any Confidential Information if CMI (or JV Co.) is required by law or judicial decree to do so for the express purposes of obtaining their approval to make Licensed Products in the PRC. Such disclosure shall not constitute a breach of this Agreement provided that CMI promptly notifies Avanex when such obligation of disclosure arises to enable CMI to seek an appropriate protective order and to make known to the said government, regulatory authority or court the proprietary nature of the Confidential Information to be disclosed and to make any applicable claim of confidentiality prior to the disclosure being made and provided CMI has first informed Avanex of any requirement that exists in Chinese laws, regulations or judicial decrees for that government, regulatory authority or court to make further disclosures of the information to any third party.



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                (d) CMI shall be relieved of this obligation of confidentiality to the extent any Avanex information:

                        (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of CMI;

                        (ii) CMI can prove was known to CMI, without restriction, at the time of disclosure as shown by the files of the CMI in existence at the time of disclosure;

                        (iii) is disclosed by CMI with the prior written approval of Avanex;

                        (iv) CMI can prove was independently developed by CMI without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) CMI who have not had access to any Confidential Information; or

                        (v) becomes known to CMI, without restriction, from a source other than Avanex without breach of this Agreement by CMI and otherwise not in violation of Avanex's rights.

                (e) CMI acknowledges that breach of the confidentiality obligation would cause irreparable harm to Avanex, the extent of which would be difficult to ascertain. Accordingly, CMI agrees that Avanex may seek immediate injunctive relief in the event of breach of the confidentiality obligation by CMI or JV Co.

                (f) Within seventy-five (75) business days after termination of this Agreement, CMI shall promptly return all tangible materials containing such Confidential Information to Avanex. Concurrently with the return of such materials, CMI agrees to confirm in writing that all materials containing Confidential Information have been returned to Avanex by CMI.

        27 License, Intellectual Property Rights

                (a) For so long as this license remains in effect under PRC law, Avanex hereby grants to CMI and JV Co. (i) a [*] restrictive, nontransferable, license with no right to sublicense under which CMI may (A) make Licensed Products (as set forth on Exhibit H) in the PRC (excluding the Hong Kong SAR, Macau, and Taiwan) and in the United States and use and sell Licensed Products worldwide, and (ii) use the Licensed Information (as set forth on Exhibit H) in China and the United States. This license shall be exclusive with respect to the manufacture of Licensed Products in the PRC (excluding the Hong Kong SAR, Macau, and Taiwan) and the use of Licensed Information in the PRC (excluding the Hong Kong SAR, Macau, and Taiwan), but shall be nonexclusive with respect to all other rights and purposes and territories. The parties agree that until the [*] of this Agreement (unless earlier terminated), each party shall provide the other party information related to any revision or improvement of Licensed Products or Licensed Information.

                (b) Notwithstanding the foregoing, Avanex retains for itself all proprietary and intellectual property rights including all patent rights in and to all designs, engineering details, schematics, drawings, specifications and other similar data and Confidential Information which:

                        (i) pertain to the Products; and are

                        (ii) provided to CMI or JV Co. under this Agreement or developed by CMI or JV Co. for Avanex. CMI hereby assigns to Avanex all proprietary and intellectual



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property rights, including all patent rights, in and to such designs, engineering details, schematics, drawings, specifications and other similar data and Confidential Information. Avanex shall have the sole right to file any patent applications thereon. CMI agrees to cooperate with Avanex and take all reasonable additional actions and execute such agreements, instruments, and documents as may be necessary or desirable to perfect Avanex's ownership interests in accordance with the intent of this Section 27(b), including, but not limited to, the execution of necessary and appropriate instruments of assignment.

                (c) Any such information and materials which Avanex may furnish to CMI (or JVCo) shall be in CMI's (or JV Co.'s) possession pursuant only to a restrictive, nontransferable, nonexclusive license with no right to sublicense under which CMI may use such information and materials solely for the purposes of manufacturing, operating, servicing and repairing the Products for Avanex's purposes pursuant to this Agreement. Within seventy-five (75) business days after termination of this Agreement, CMI shall promptly return all tangible materials containing such Confidential Information to Avanex. Concurrently with the return of such materials, CMI agrees to confirm in writing that all materials containing Confidential Information have been returned to Avanex by CMI.

                (d) CMI shall inform Avanex in writing immediately upon becoming aware of any use, suspected use, of the Licensed Information, or any party of it, by any other party. In the event of any actual, any threatened or potential litigation against Avanex alleging infringement of a third party's patent or any other rights of such third party arising from the use of the Licensed Information, CMI shall give immediate written notice to Avanex. Avanex shall bear all legal and economic responsibilities for defending or otherwise dealing with such actual or threatened litigation and CMI shall in a timely manner provide Avanex with all assistance as may be reasonably requested by Avanex from time to time. CMI agrees not to be involved in any discussions with any third party relating to nor to take any steps relating to or to compromise any litigation or threatened or potential litigation relating to the Licensed Information, without the prior written consent of Avanex.

        28. Documentation Reproduction

                Subject to CMI's strict compliance with Sections 26 and 27 of this Agreement, CMI may reproduce documentation, including Confidential Information, in the performance of its obligations under this Agreement.

        29. Avanex-unique Components. Except in accordance with Section 27, CMI will not ship any Product that is developed by, in conjunction with, or in accordance with specifications from Avanex ("Avanex-unique Components"), to any third party without the express, prior written consent of Avanex.

        30. Inventions.

                (a) All discoveries, improvements and inventions, whether or not patentable, conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, in the performance of this Agreement by Avanex personnel shall be the sole and exclusive property of Avanex and Avanex shall retain any and all rights to file any patent applications thereon.

                (b) Subject to the provisions of Section 27(b) hereof, all discoveries, improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, whether or not patentable, in the performance of this Agreement by CMI's personnel shall be the sole and exclusive property of CMI and CMI shall retain any and rights to file any patent applications thereon.



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                (c) Subject to the provisions of Section 27(b) hereof, all discoveries, improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, whether or not patentable, in the performance of this Agreement jointly by CMI personnel and Avanex personnel (the "Joint Inventions"), shall be the property jointly of CMI and Avanex, each party having [*] interest therein. Each party shall be entitled to use, exploit, transfer, and grant licenses with respect to its interest in Joint Inventions without notice or accounting to the other party.

        31. CMI's Process Changes. CMI agrees that it will not invoke any changes in process, design or method of manufacturing that might affect form, fit or function of the Products, including without limitation, changes in performance, maintenance procedures, interchangeability, interconnectability, reliability or manufacture compatibility of Products during the term of this Agreement without Avanex's prior written consent. CMI further agrees that any contemplated changes in process or method of manufacturing will be submitted to Avanex in writing, (the original notification to be provided to the Administrator and copies to Avanex personnel as may be required), in sufficient time to enable Avanex a reasonable opportunity in which to evaluate such changes. If said design change, in Avanex's opinion, necessitates evaluation by Avanex of compatibility with Avanex's systems, CMI, upon request from Avanex, will provide Avanex prototype units of Product for evaluation. Such design change, once approved by Avanex, shall cause the revision level of the Product to be rolled. CMI WILL NOT IMPLEMENT SUCH CHANGES WITHOUT THE PRIOR WRITTEN CONSENT OF AVANEX.

        32. Discontinuance or Reduction of Production of a Product. CMI may reduce or discontinue its production of a Product upon [*] prior written notice to Avanex, so long as CMI does not offer such Product to any other of its customers after it stops offering such Product to Avanex. Within sixty (60) days after receipt by Avanex of written notice of such discontinuance ("Notice Date"), Avanex may place and CMI shall accept all orders unless otherwise precluded by any law, regulation, court judgment, order or permit, for delivery over a [*] period following Notice Date with respect to any Product adversely affected by such Product discontinuance. As a material inducement to entering into this Agreement, CMI represents to Avanex that after diligent inquiry CMI is aware of no Product or process involved in the production of any Product which violates any law, regulation, judgment, order or permit.

        33. Safety Standards and Legal Compliance.

                (a) CMI will use its best efforts to provide information, participate in inspections and perform all other actions reasonably requested by Avanex to receive and/or maintain safety certifications by governmental agencies, to the extent required or applicable.

                (b) CMI agrees to notify Avanex of any post-sale warnings, retrofits or recalls which CMI implements with respect to any suppliers, materials, and processes that are used by or for, or included in the Product(s).

                (c) CMI will promptly notify Avanex with respect to any matter to which CMI receives or develops knowledge with respect to the safe and reliable operation of the Product(s).

        34. Insurance. During the Term of this Agreement, CMI, at its sole cost and expense, shall carry and maintain insurance adequate to cover its manufacturing operations, product liability (naming Avanex as loss payee) and its other obligations under this Agreement. CMI shall provide Avanex with a Certificate of Insurance stating that such insurance policies are in full force and effect. CMI shall require its insurer(s) to give Avanex thirty (30) days written notice before the policy or policies are canceled or materially altered.

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

        35. Warranty.

                (a) CMI represents and warrants to Avanex that for a period of [*] from the quality assurance date stamped on each Product delivered hereunder, all Products delivered: (i) are new, unused, will be free from defects in workmanship and manufacture; and (ii) will conform to the product and test specifications incorporated by reference in Exhibit D and the Bellcore standards, as applicable. CMI shall assign to Avanex any warranties with respect to material. CMI MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO PRODUCT(S), AND EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. All warranties run to the benefit of Avanex. Avanex's approval of CMI's materials will not relieve CMI of any warranties.

                (b) Defective or non-conforming Products shall be returned to CMI (or JV Co.) upon Avanex's receipt of a RMA for such return. CMI shall issue RMA numbers within two (2) business days. Avanex shall return Products in the original shipping container, if possible, otherwise Avanex shall use a similar shipping container and such container shall be marked with the RMA number. CMI shall repair or replace such rejected Products within five (5) business days. With respect to Products to be repaired or replaced, the date determined in the prior sentence shall be deemed an Agreed Delivery Date for purposes of this Agreement, subject to modification in accordance with Section 11 hereof.

                (c) CMI shall not unreasonably withhold its approval of Avanex's offer to correct itself, or to reimburse a third party to correct, the defective or non-conforming Products and charge CMI with the cost of such correction.

                (d) Any repaired or replaced Products shall be subject to the warranty set forth above. Out of warranty service shall be provided at CMI's standard terms, conditions, and rates.

                (e) Subject to Avanex's rights with respect to Section 35(c) and
Section 36 hereof such repair or replacement shall be Avanex's exclusive remedy and CMI's sole liability for any breach of the warranty set forth in this Section.

        36. Indemnification and Hold Harmless. Subject to the limitations provided in Section 39 of this Agreement, in connection with the transactions contemplated by this Agreement CMI agrees to indemnify and hold Avanex harmless from and against any claims, actions, losses, damages, costs and expenses (including without limitation, reasonable attorneys' fees) arising from any of the following:

                (a) breach or violation of any import or export laws of China or the United States;

                (b) breach of any representation or warranty made by CMI in this Agreement;

                (c) claim brought by any third party that CMI's (or the JV Co.'s) (i) manufacture of Products or Licensed Products or (ii) use of the Licensed Technology, violates any intellectual property rights of such party or another third party; or

                (d) claim brought by any third party against Avanex for any loss, damage, cost, expense or liability arising from defects in the Products manufactured by CMI (or the JV Co.).

        37. Cancellation for CMI's Default.

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                (a) Avanex may, at any time prior to delivery, by written
notice, cancel this Agreement in whole or in part, or any purchase order issued hereunder if, in Avanex's good faith opinion, CMI has:

                        (i) failed to make delivery of Product on an Agreed Delivery Date as such date may be modified under Section 11 hereof;

                        (ii) other than as provided in the previous clause, failed to replace or correct defective items in accordance with the provisions of Sections 14 or 35 above;

                        (iii) failed to provide adequate assurance of performance within five (5) business days of having received Avanex's notice of a failure by CMI to make progress under this Agreement so as to endanger performance in accordance with its terms;

                        (iv) becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors; or

                        (v) is in material default of any obligations, except as set forth in Section 37(a)(i), (ii), (iii) and (iv), above, under this Agreement, and such default is not cured within thirty (30) days of Avanex's notice of such default.

                (b) If this Agreement or any purchase order under this Agreement is canceled for CMI's default, Avanex may, in addition to all legal and equitable remedies that may be available to Avanex, procure upon such terms and in such manner as Avanex may deem appropriate, goods or services similar or substantially similar to those canceled. CMI will then be liable to Avanex for any excess costs occasioned thereby.

                (c) If all or a portion of this Agreement or any purchase order is canceled for CMI's default, Avanex may, in addition to all other remedies that may be available to Avanex, require CMI to transfer title and to deliver to Avanex, in the manner and to the extent directed by Avanex, provided that Avanex pays for such property pursuant to Section 37(e), below:

                        (i) any completed items not yet delivered; and/or

                        (ii) any partially completed items and materials that CMI (or JV Co.) has produced or acquired for the performance of the terminated portion.

                (d) CMI will, upon direction of Avanex, protect and preserve the property listed in this Section that is in the possession of CMI or JV Co. Nothing in this Section 37 is intended to excuse CMI from proceeding with any uncanceled portion of this Agreement or purchase order(s) under this Agreement.

                (e) Avanex will pay CMI the following amounts for property for which title has been transferred and delivery completed under Section 37(c), and/or for any services performed under Section 37(d), above:

                        (i) the contract price for any completed Products or services rendered in accordance with this Agreement;

                        (ii) the actual costs incurred by CMI which are properly allocable under recognized commercial accounting practices to the terminated portion of this Agreement, plus a fair and reasonable profit on such costs (as reasonably agreed to by the parties) with respect to partially completed Products and materials that CMI has produced or acquired for the performance of the terminated portion of this Agreement. With respect to work in progress, if it appears that CMI would have sustained a loss on the order, no profit will be allowed, and an adjustment will be made reducing the amount of the settlement to reflect the indicated rate of loss; or

                        (iii) the reasonable costs incurred by CMI in protecting property in which Avanex has or may acquire an interest under this Section 37.

                (f) Payments made under this Section 37 may not exceed the aggregate price specified in this Agreement or purchase order(s) under this Agreement less payments otherwise made or to be made. Any amounts payable for property lost, damaged, stolen or destroyed prior to delivery to Avanex will be excluded from amounts otherwise payable to CMI under this Section 37.

                (g) Both parties agree to negotiate in good faith the settlement of any dispute that may arise under this Agreement. Pending settlement of any dispute, CMI agrees to continue to fabricate and deliver Products under the terms of this Agreement as directed by Avanex.

        38. Termination for Convenience.

                (a) At any time for convenience, Avanex may terminate work under this Agreement in whole or in part, by [*] written notice to CMI specifying the extent to which performance of work is terminated and the time at which such termination becomes effective. Upon such termination, CMI will to the extent and at the times specified by Avanex, stop all work under this Agreement or purchase order under this Agreement, place no further orders for materials to complete the work, assign to Avanex all CMI's interests under terminated subcontracts and orders, settle all claims thereunder after obtaining Avanex's approval, protect all property in which Avanex has or may acquire an interest, and transfer title and make delivery to Avanex of all articles, materials, work in process, and other things held or acquired by CMI in connection with the terminated portion of this Agreement. CMI will proceed promptly to comply with Avanex's instructions respecting each of the foregoing without awaiting settlement or payment of its termination claim. Within thirty (30) days after such termination, CMI may submit to Avanex its written claim for termination charges, in the form and with the certifications prescribed by Avanex. Failure to submit such a claim within thirty days will constitute an unconditional and absolute waiver of all claims and a release of all Avanex's liability arising out of the termination. The parties may agree upon the amount to be paid CMI for such termination. If they fail to agree, Avanex will pay CMI the following amounts:

                        (i) the contract price for any completed Products or services rendered in accordance with this Agreement;

                        (ii) the actual costs incurred by CMI which are properly allocable under recognized commercial accounting practices to the terminated portion of this Agreement, plus a fair and reasonable profit on such costs (as reasonably agreed to by the parties) with respect to partially completed Products and materials that CMI has produced or acquired for the performance of the terminated portion of this Agreement. With respect to work in progress, if it appears that CMI would have sustained a loss on the order, no profit will be allowed, and an adjustment will be made reducing the amount of the settlement to reflect the indicated rate of loss; or

                        (iii) the reasonable costs incurred by CMI in making settlement and in protecting property in which Avanex has or may acquire an interest.

                (b) Payments made under this Section 38 may not exceed the aggregate price specified in this Agreement or purchase order(s) under this Agreement less payments otherwise

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

made or to be made. Any amounts payable for property lost, damaged, stolen or destroyed prior to delivery to Avanex will be excluded from amounts otherwise payable to CMI under this Section 38.

                (c) Cancellation by Avanex under this Section 38 of any purchase order shall not excuse CMI's performance with respect to any other Agreement or Purchase order.

        39. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER AVANEX OR CMI OR JV CO. BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT IS MEANT TO ALTER THE RIGHTS OR REMEDIES OF EITHER PARTY AGAINST THE OTHER PARTY IN ANY ACTION IN LAW OR EQUITY BROUGHT BY A THIRD PARTY WITH REGARD TO ANY CLAIM MADE BY SUCH THIRD PARTY.

        40. Force Majeure. Neither party shall be liable for any delay or failure in performance hereunder caused by acts of God or other causes beyond the parties' control and without fault or negligence. In the event CMI fails to deliver Product due to such causes, Avanex may suspend this Agreement in whole or in part for the duration of the delaying cause, and at Avanex's option, buy the Products elsewhere and deduct from any purchase order to CMI the quantity so purchased. CMI shall resume performance under this Agreement immediately after the delaying cause ceases and, at Avanex's option, extend the Initial Term and/or Term for a period equivalent to the length of time the excused delay endured.

        41. Equal Opportunity. The "Equal Opportunity Clause" set forth in 41 C.F.R. section 60-1.4(a), the clause labeled "Affirmative Action of Disabled Veterans and Veterans of the Vietnam Era" set forth in 41 C.F.R. section 60-250.4 and the clause labeled "Affirmative Action for Handicapped Workers" set forth in 41 C.F.R. section 60-741.4 are hereby incorporated by reference and all references in such clauses to "the contractor" shall be deemed to be references to CMI.

        42. Government Contracts. If any purchase order under this Agreement is issued for any purpose that is either directly or indirectly connected with the performance of a prime contract with the U.S. government or a subcontract thereunder, the terms that the Federal Acquisition Regulations or other appropriate regulations required to be inserted in contracts or subcontracts, except for those terms pertaining to cost and pricing data and cost accounting standards, will be deemed to apply to any purchase order under this Agreement. CMI will promptly notify Avanex if CMI becomes, or with the passage of time will become, ineligible to perform contracts or subcontracts under U.S. Federal Acquisition Regulations. Avanex shall use its best efforts to notify CMI of any provision that is so passed on.

        43. Survival. Notwithstanding the termination or expiration of the Initial Term of this Agreement or any Extended Term thereof, it is acknowledged and agreed that those rights and obligations which by their nature are intended to survive such expiration or earlier termination shall survive including, without limiting the foregoing, following Sections: 26, 27(b) and (c), 28, 29, 30, 35, 39, 44, 45, 47 and 48, for a period of [*]. All obligations to return information and materials shall survive the termination of this Agreement.

        44. Relationship of Parties.

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                (a) Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name.

                (b) Nothing stated in this Agreement shall be construed as constituting CMI (or JV Co.) and Avanex as partners, joint venturers, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, or principal and agent.

        45. Publicity. Neither Avanex or CMI shall publicize or disclose the existence or terms and conditions of this Agreement, or any transactions hereunder, without the express, prior written consent of the other, except as may be required under the rules and regulations of the United States Securities Exchange Commission.

        46. Administration.

                (a) Avanex and CMI shall each assign an individual to administer this Agreement throughout this term:

                      Avanex's Administrator shall be:

                             Mr. Jessy Chao
                             Avanex Corporation
                             42501 Albrae Street
                             Fremont, California 94538
                             (510) 360-0693

                      CMI's Administrator shall be:

                             --------------------------
                             --------------------------
                             --------------------------


                (b) Each party shall inform the Administrator of the other in writing of a change of Administrator or such Administrator's address or telephone number.

                (c) Any notice required or permitted to be given under this Agreement shall be given in writing and shall be addressed to Avanex or CMI, as the case may be, at the address set forth above or at such other address as may be given in writing and: (i) by airmail, postage prepaid, certified mail, return receipt requested; (ii) transmitted by facsimile with a confirming copy immediately mailed thereafter; or (iii) delivered by a messenger or overnight delivery service.

        47. General. This Agreement and all of its referenced Exhibits, which are incorporated herein by reference as if set forth in full, together with all purchase orders, but not the preprinted terms and conditions thereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, negotiations and communications, oral or written, between the parties with respect to the subject matter hereof. No deviation from these provisions shall be binding unless in writing and signed by an authorized representative of the party to be charged.

                Except as specifically set forth herein, all rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any provision shall not be deemed a waiver of future enforcement of that or any other provision. In the event that any portion of this

Agreement shall be held to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect and the parties shall negotiate substitute provisions for those provisions held to be unenforceable that most nearly effect the parties intent in entering into this Agreement. In the event any provisions of this Agreement shall be held unenforceable against the JV Co. under PRC law, CMI shall nevertheless be obligated to perform such obligation unless the same shall be unenforceable under California law.

        48. Governing Law and Dispute Resolution. This Agreement is entered into at Fremont, California and shall be governed by and construed in accordance with the laws of the State of California, USA, except that body of law of California law concerning conflicts of law. Any dispute, controversy or claim arising out of or relating to this Agreement shall be finally and exclusively resolved by submission to a single arbitrator in San Francisco, California in accordance with the commercial arbitration rules of the American Arbitration Association. The prevailing party shall be entitled to reasonable attorneys' fees and costs. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule on motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that the discovery was refused or objected to without substantial justification. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted under California substantive law to resolve a dispute. Any award issued by the arbitrator shall be final and binding on the parties and enforceable against them. Any award issued against the JV Co. shall be enforceable by any competent court having jurisdiction over the JV Co. in accordance with the terms of the NEW YORK (UN) CONVENTION FOR THE RECOGNITION, AND ENFORCEMENT OF FOREIGN ARBITRAL AWARDS.

        49. Assignments.

                (a) The rights, duties and obligations of CMI (or JV Co.) under this Agreement may not be assigned in whole or in part by operation of law or otherwise without the prior express written consent of Avanex, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be null and void. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

                (b) Avanex shall not assign its rights duties and obligations under this Agreement without the prior written approval of CMI, which approval CMI shall not unreasonably withhold, provided, however, that Avanex may assign this Agreement without the prior written approval of CMI to a person or entity into which Avanex has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

        50. Exhibits. The following is the list of Exhibits which are attached hereto and hereby incorporated into this Agreement by reference:

                A.      Product Description, Production Pricing and Lead Times
                B.      Form of Acknowledgement and Agreement
                C.      Safety Stock
                D.      Long Lead Components
                E.      Product and Test Specifications
                F.      Method of Information Transfer
                G.      Confidentiality Undertaking

                H.      Licensed Products and Licensed Information

        51. Language. For purposes of submission of this Agreement to the relevant PRC authorities, this Agreement may be translated into Chinese. Such a transaction shall be for this purpose only and the English text shall be only the authoritative and binding text.

        52. CMI Board Seat. During the period that this Agreement is in effect, CMI shall offer Avanex the option of appointing its designee to the board of directors of the CMI and the JV Co.

        IN WITNESS WHEREOF, the parties have caused this Agreement to executed by their duly authorized representatives.

Accepted for Avanex:

AVANEX CORPORATION

By: /s/ Walter Alessandrini

Name: Walter Alessandrini
      -------------------

Title: CEO
       ---

Date: 5/8/1999
      --------

Accepted for CMI:

CONCORD MICRO-OPTICS, INC.

By: /s/ Jeanette J. Zhou

Name: Jeanette J. ZHOU
      ----------------

Title: CEO
       ---

Date: 05/24/99
      --------

                                    Exhibit A

Products:

[*]

Price:

[*]

Lead Times:

To be determined on a product-by-product basis.



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

                                    Exhibit B

                                     Form of
                          Acknowledgment and Agreement
                               to the Terms of the
                 Avanex Corporation License and Supply Agreement

______________________________, a Sino-foreign joint venture organized and existing under the laws of the People's Republic of China, with a principal place of business at Tianjin, People's Republic of China ("JV Co."), hereby agrees to fully comply with all obligations of Concord Micro-Options, Inc. ("CMI") as set out under the Avanex Corporation License and Supply Agreement (the "Agreement"), entered into between Avanex Corporation and CMI and duly executed by said parties on ___________, 1999, including without limitation the provisions relating to protection of Confidential Information set forth in
Section 26 of the Agreement.

JV Co. acknowledges receipt of an executed copy of the Agreement and agrees to deliver an executed original of this Acknowledgment and Agreement to Avanex within seven (7) days after the execution hereof.

Accepted for JV Co. by its duly authorized legal representative:


By:
   ----------------------------------

Name:
     --------------------------------

Title:  Legal Representative
      -------------------------------

Date:
     --------------------------------

                                    Exhibit C

Safety Stock:

To be determined subsequently.

                                    Exhibit D

Long Lead Components:

[*]



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

                                    Exhibit E

Product and test Specifications:

 [To be provided subsequently by Avanex]

                                    Exhibit F

Method of Information Transfer:

Avanex will furnish two copies, in the English language, of the Licensed Information to CMI, to the extent such information exists in tangible form.

Avanex will provide [*] engineers and/or technicians dispatched by CMI up to [*] hours of theoretical and practical training at Avanex's facilities. The parties shall make a good faith effort to ensure that this training shall be adequate to ensure that qualified CMI engineers and technicians can manufacture, at Avanex's facilities, samples of the Licensed Products that meet current standards.

Upon the reasonable request of CMI, Avanex will dispatch one engineer or technician for up to two weeks to inspect the production process at MCI's facility and to provide further training.

If CMI requires further training or consultation beyond the above allowable time, CMI will pay Avanex at [*] per hour per trainer.

CMI shall be solely responsible for all costs and expenses relating to the travel, lodging and meals for the purpose of technical transfer.



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                                    Exhibit G

                           Confidentiality Undertaking

In consideration of my employment and/or the continuance of my employment by the JV Co. [or engagement by the JV Co. in the event of a consultant], I hereby undertake to Avanex Corporation ("Avanex"), which has provided certain Confidential Information (as defined below) to the JV Co. as follows:

1. I hereby recognize that unpublished patentable or unpatentable items of technical or non-technical information such as, but not limited to, materials, tooling, equipment, designs, processes, formulae, projects, products, costs, financial data, software programs and subroutines, source and object code, algorithms, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, utility models, inventions, works of authorship, formulas, business and product development plans, customer lists, research or development, production, manufacturing and engineering processes, prices and pricing structures, marketing and sales information, product lines and any information and materials relating thereto, or which is received in confidence by or for the JV Co. or used by Avanex in its business constitute valuable trade secrets or confidential information (referred to hereafter collectively as "Confidential Information") which are the property of Avanex and I agree not to disclose or use the same other than in the business of the JV Co. Specifically, I agree:

        (a) not to, directly or indirectly, disclose or make available to anyone or use outside of the JV Co. during and after my employment, any Confidential Information without the prior written consent of an authorized official of Avanex;

        (b) to safeguard all Confidential Information at all times so it is not exposed to, or taken by, unauthorized persons, and when entrusted to me will exercise my best efforts to assure its safe-keeping;

        (c) upon termination of my employment, to deliver all materials, including personal notes and reproductions relating to the JV Co. or Avanex business in my possession or control, with full understanding that compensation and benefits may be withheld if I fail to comply; and

        (d) to prevent any non-employees from viewing those portions of the JV Co. plant on which any Confidential Information is in use without the prior express written consent of an authorized official of Avanex.

2. With respect to all work done by me in relation to the JV Co., I hereby agree that all right, title and interest in and to all ideas which I have conceived or may conceive and all inventions, improvements or discoveries which I have made or may make, whether conceived or made during working hours or otherwise and whether alone or jointly with others, are the sole property of the JV Co. or Avanex (as they have agreed between them). With respect to all patent conceptions and implementing projects, I also agree that during and after termination of my employment, I and my heirs or representatives, shall, as requested, assist in the preparation and execution of all patent applications and other instruments, as well as execute all requested assignments and do all other things which Avanex deems necessary to obtain or to maintain Chinese, and foreign patents and to protect Avanex rights and interests.

----------------------------  ---------    -------------------------------------
Name of Employee/Consultant   Date         Signature of Employee/Consultant

ACCEPTED BY OFFICER OF THE JV CO. ON BEHALF OF AVANEX

By:
   ----------------------------------

Title:
      -------------------------------

Date:
     --------------------------------

                                    Exhibit H

Licensed Products:

[*]

Licensed Information:

Technical information and manufacturing process deemed by Avanex (in its discretion) to be necessary or desirable for the production of the Licensed Products



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